AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This AMENDMENT (the “Amendment”) to the GLOBAL CUSTODY AGREEMENT, dated as of September 8, 2010, as amended from time to time (the “Agreement”), by and among JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and the AQR Funds, on behalf of each series fund and each Cayman Islands entity listed on Schedule 1 hereto; (each series, fund or Cayman Islands entity listed on Schedule 1 hereto separate and not jointly, “Customer” or “Fund”), is entered into and shall be effective as of May 4, 2026 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Customer and J.P. Morgan wish to amend Schedule 1 of the Agreement in order to reflect organizational and name changes in the Funds.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Unless otherwise defined herein, defined terms used in this Amendment shall have the meaning ascribed to such terms in the Agreement.

2.	Amendment. Schedule 1 of the Agreement is hereby replaced with Schedule 1 attached hereto.

3.

Representations. Each party hereto represents to the other parties that all representations contained in the Agreement made by such party are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by such party on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties.

5.

Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

6.	Counterparts. This Amendment may be executed in any number of counterparts and any such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date set forth above.

JPMORGAN CHASE BANK, N.A.

By:_/s/ Nicole Olech______________________
Name: Nicole Olech
Title: Vice President

CUSTOMER:
THE AQR FUNDS, on behalf of each Fund listed on Schedule 1 hereto

By:_/s/ Nicole DonVito____________________
Name: Nicole DonVito
Title: Chief Legal Officer, VP & Secretary

On behalf of each Cayman Islands entity
Listed on Schedule 1 hereto

By: /s/ Nicole DonVito_____________________
Name: Nicole DonVito
Title: Director

SCHEDULE 1

Series of AQR Funds
AQR International Equity Fund
AQR Global Equity Fund*
AQR Large Cap Multi-Style Fund
AQR Small Cap Multi-Style Fund
AQR International Multi-Style Fund
AQR Emerging Multi-Style II Fund
AQR Large Cap Defensive Style Fund
AQR Macro Opportunities Fund
AQR Long-Short Equity Fund
AQR Managed Futures Strategy Fund
AQR Managed Futures Strategy HV Fund
AQR Risk-Balanced Commodities Strategy Fund
AQR Multi-Asset Fund
AQR Diversifying Strategies Fund
AQR Trend Total Return Fund (f/k/a AQR Sustainable Long- Short Equity Carbon Aware Fund)
AQR CVX Fusion Fund
AQR MS Fusion Fund
AQR MS Fusion HV Fund
AQR LSE Fusion Fund
*To be renamed AQR Global Fund effective May 12, 2026

Cayman Islands Entities
AQR Managed Futures Strategy Offshore Fund Ltd.
AQR Multi-Asset Offshore Fund Ltd.
AQR Risk-Balanced Commodities Strategy Offshore Fund Ltd.
AQR Managed Futures Strategy HV Offshore Fund Ltd.
AQR Style Premia Alternative Offshore Fund Ltd.
AQR Macro Opportunities Offshore Fund Ltd.
AQR Trend Total Return Offshore Fund Ltd.
AQR CVX Fusion Offshore Fund Ltd.